EXHIBIT 99.1

Dermata Therapeutics Provides Corporate Update and Reports First Quarter 2024 Financial Results

- DMT310 Phase 3 Spongilla Treatment of Acne Research (STAR-1) clinical trial enrollment remains on track -

- Dermata continues discussions with potential botulinum toxin partners for DMT410 -

- Received issuance of Japanese patent for DMT410 for the treatment of hyperhidrosis -

SAN DIEGO, CA, May 15, 2024 – Dermata Therapeutics, Inc. (Nasdaq: DRMA; DRMAW) (“Dermata,” or the “Company”), a late-stage biotechnology company focused on the treatment of medical and aesthetic skin diseases and conditions, today highlighted recent corporate progress and reported financial results for the first quarter ended March 31, 2024.

“We are very encouraged by the enrollment numbers to date of our STAR-1 clinical trial in acne and we are on track to complete enrollment by the end of 2024,” commented Gerry Proehl, Dermata’s Chairman, President, and Chief Executive Officer. “With very few competing Phase 3 acne studies, we are confident in our team’s ability to get our STAR-1 study fully enrolled this year, with topline data expected in the first quarter of 2025. If positive, we believe this would put us in a strong position to initiate the second Phase 3 study quickly thereafter, while we also explore potential partnership opportunities for DMT310,” continued Mr. Proehl. “Based on recent findings in the acne space, we believe if DMT310 is approved as a once-weekly topical acne treatment, it could be a first-line treatment option for the over 32 million diagnosed patients suffering from acne in the US,” concluded Mr. Proehl.

Anticipated Upcoming Milestones

•         Complete DMT310 Phase 3 STAR-1 clinical trial in moderate-to-severe acne. Based on enrollment projections, Dermata expects to receive topline results from STAR-1 in the first quarter of 2025. STAR-1 is the first of two Phase 3 clinical trials, plus a long-term extension study, the Company will need to complete prior to filing a new drug application.

•         DMT410 Partnership Discussions. The Company continues to make progress on partnership discussions for its DMT410 program for the topical delivery of botulinum toxin. DMT410 is the Company’s combination treatment regimen that uses the unique mechanical features of the Company’s Spongilla technology to facilitate the intradermal delivery of botulinum toxin by topical application rather than through multiple injections with a needle. The Company has successfully completed proof-of-concept Phase 1 clinical trials using DMT410 in combination with BOTOX® for the treatment of primary axillary hyperhidrosis and for the treatment of multiple aesthetic skin conditions.

First Quarter 2024 Financial Results

As of March 31, 2024, the Company had $4.7 million in cash and cash equivalents, compared to $7.4 million as of December 31, 2023. The decrease in cash and cash equivalents resulted from $3.1 million of net loss for the quarter ended March 31, 2024, and $0.2 million of decreased accrued liabilities, offset by $0.6 million in stock-based compensation expense. The Company expects its current cash resources to be sufficient to fund operations into the third quarter of 2024.

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Research and development expenses were $1.6 million for the quarter ended March 31, 2024, compared to $1.2 million for the quarter ended March 31, 2023. The increase in research and development expense was the result of increased clinical trial expenses from the Company’s STAR-1 clinical study as well as stock-based compensation, offset by decreased non-clinical and chemistry, manufacturing, and control expenses during the first quarter of 2024. Stock-based compensation attributable to research and development totaled $0.2 million for the quarter ended March 31, 2024, and less than $0.1 million for the quarter ended March 31, 2023, respectively.

General and administrative expenses were $1.6 million for the quarter ended March 31, 2024, compared to $1.1 million for the same period in 2023. The increase in general and administrative expenses resulted from increased stock-based compensation expenses and increased public company costs, including audit fees. Stock-based compensation attributable to general and administrative totaled $0.4 million for the quarter ended March 31, 2024, compared to $0.1 million for the quarter ended March 31, 2023.

About Dermata Therapeutics

Dermata Therapeutics, Inc. is a late-stage biotechnology company focusing on the treatment of medical and aesthetic skin diseases and conditions. The Company's lead product candidate, DMT310, is the Company’s first product candidate being developed from its Spongilla technology platform and is currently being evaluated in a Phase 3 program. DMT310 is a once-weekly topical product candidate derived from a naturally sourced freshwater sponge with multiple unique mechanisms of action. DMT310 has been studied for the treatment of acne, rosacea, and psoriasis. The Company's second product candidate, DMT410, uses its Spongilla technology as a new method for topical intradermal delivery of botulinum toxin for the treatment of hyperhidrosis and multiple aesthetic skin conditions. Dermata is headquartered in San Diego, California. For more information, please visit http://www.dermatarx.com/.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are based on the Company's current beliefs and expectations and new risks may emerge from time to time. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors including, but are not limited to, statements related to: expectations with regard to the timing of meetings and/or responses from submissions with regulatory bodies; expectations with regard to the timing of submission of an NDA; the uncertainties inherent in clinical trials including enrolling an adequate number of patients on time or be completed on schedule, if at all; timing and ability to generate clinical data; expectations with regard to any potential partnership opportunities for any of the Company's product candidates; the Company's expectations with regard to current cash and cash equivalents and the amount of time it will fund operations; the success, cost, and timing of its product candidates DMT310 and DMT410 development activities and ongoing and planned clinical trials; and whether the results of any ongoing or planned clinical trials of DMT310 or DMT410 will lead to future product development. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval, and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to Dermata's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Dermata undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

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DERMATA THERAPEUTICS, INC.

Balance Sheets

	March 31, 2024	December 31, 2023
In thousands USD	(unaudited)
Assets
Cash and cash equivalents	$4,734	$7,438
Prepaid expenses and other current assets	446	541
Total assets	5,180	7,979
Liabilities
Accounts payable	823	866
Accrued liabilities	549	757
Total liabilities	1,372	1,623
Equity	3,808	6,356
Total liabilities and equity	$5,180	$7,979

DERMATA THERAPEUTICS, INC.

Statements of Operations

(unaudited)

	Quarter Ended March 31,
In thousands, except share and per share data	2024	2023
Operating expenses
Research and development (1)	$1,600	$1,193
General and administrative (1)	1,603	1,085
Total operating expenses	3,203	2,278
Loss from operations	(3,203)	(2,278)
Interest income, net	69	38
Net loss	$(3,134)	$(2,240)

Net loss per common share, basic and diluted	$(0.47)	$(2.27)
Weighted average common shares outstanding, basic and diluted	6,660,840	985,848

(1) Includes the following stock-based compensation expense
Research and development	$237	$48
General and administrative	$350	$83

Investors:

Sean Proehl

Associate General Counsel

info@dermatarx.com

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